Exhibit 3.1

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **ADVANCED CLOUD STORAGE, INC.**, did on November 18, 2010, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on November 18, 2010.

ROSS MILLER
Secretary of State

Certified By: G Ramos
Certificate Number: C20101118-1402
You may verify this certificate online at **http://www.nvsos.gov/**

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

040101

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number
[signature]	20100865904-85
Ross Miller	Filing Date and Time
Secretary of State	11/18/2010 11:20 AM
State of Nevada	Entity Number E0555982010-2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: ADVANCED CLOUD STORAGE, INC.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: STATE AGENT AND TRANSFER SYNDICATE, INC.
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with *par value:* 75,000,000 | Par value per share: $ .001 | Number of shares *without par value:*

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) GEORGE FREDERICK MEYER
Name
112 NORTH CURRY STREET | CARSON CITY | NV | 89703
Street Address | City | State | Zip Code

2)
Name
Street Address | City | State | Zip Code

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be:

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

State Agent and Transfer Syndicate, Inc. | X [signature]
Name | Incorporator Signature
112 North Curry Street | Carson City | NV | 89703
Address | City | State | Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X [signature] | November 18, 2010
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity | Date

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 78 Articles
Revised: 4-10-09

NUMBER OF PAGES ATTACHED 1

Addendum to the

ARTICLES OF INCORPORATION

OF

ADVANCED CLOUD STORAGE, INC.

PARAGRAPH THREE

SHARES

The amount of the total authorized capital of this corporation is $75,000 as 75,000,000 shares each with a par value of one mill ($.001). Such shares are non-assessable.

In any election participated in by the shareholders, each shareholder shall have one vote for each share of stock he owns, either in person or by proxy as provided by law. Cumulative voting shall not prevail in any election by the shareholders of this corporation.

PARAGRAPH EIGHT

ELIMINATING PERSONAL LIABILITY

Officers and directors shall have no personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as an officer or director. This provision does not eliminate or limit the liability of an officer or director for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or the payment of distributions in violation of NRS 78.300.

PARAGRAPH NINE

AMENDMENT OF ARTICLES OF INCORPORATION

The articles of incorporation of the corporation may be amended from time to time by a majority vote of all shareholders voting by written ballot in person or by proxy held at any general or special meeting of shareholders upon lawful notice.